Exhibit 10.1

AGREEMENT FOR DIRECTOR ON EOS PETRO, INC.’S BOARD OF DIRECTORS

This Agreement for the position of Director (the “Agreement”) on the Board of Directors of Eos Petro, Inc., a Nevada corporation (the “Company”) is entered into effective as of February 19, 2015  (the “Effective Date”) by and between Sudhir Vasudeva , an individual (“Director”), and the Company.

1. Term. This Agreement shall continue for a period of three (3) years from the Effective Date, provided that Director’s engagement is not earlier terminated under Section 4 of this Agreement (the “Engagement Term”).

2. Nature of Duties.

(a) Position. The Company engages Director to serve as a director on the Company’s Board of Directors, and Director hereby accepts that engagement upon the terms and subject to the conditions of this Agreement.  Director shall perform such duties as are set forth in the Bylaws of the Company and as are customary to such position, as well as such other duties as the Company and Director may mutually agree from time to time (the “Services”).  Director shall report to the Board of Directors of the Company (the “Board of Directors”).  Director shall comply with the statutes, rules, regulations and orders of any governmental authority, which are applicable to the performance of the Services, including but not limited to those of the Securities and Exchange Commission, as well as the Company's rules, regulations, written policies, and procedures and approval practices as they may from time-to-time be adopted or modified and shall be subject to the Company’s applicable policies, procedures and approval practices, as are generally in effect from time-to-time.

(b) Other Activities/No Conflict. Director agrees to use his best efforts to provide the Services to the Company and to devote the time necessary to faithfully perform such duties and/or services. So long as any outside activities do not create a conflict, interfere or violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the shareholders, Director may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity. Director agrees to notify the Board of Directors before engaging in any activity that creates (or appears to create) a potential conflict of interest with the Company.  Director shall not engage in any activity that is in direct competition with the Company, or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly with the Company, as reasonably determined by a majority of the Company’s disinterested board members, without the approval of the majority of the Company’s disinterested board members.  Director represents that, to the best of his knowledge, Director has no outstanding agreement or obligation that is in conflict with any of the provisions of the Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the majority of the disinterested members of the Board of Directors.  If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Chairman of the Board of Directors and President of such obligation, prior to making such disclosure or taking such action.

3. Compensation and Benefits.

(a) Director’s Compensation.  (i) In consideration for the Director’s obligations under this Agreement, on the Effective Date the Company shall grant Director an option to purchase 25,000 shares of restricted common stock of the Company at an exercise price of $2.50 in the form attached hereto as Exhibit A. These options vest immediately on the Effective Date and are exercisable, in whole or in part, once vested. These options terminate, and must be exercised, on or before May 1, 2016. In addition to the option compensation, each Board Member will receive $1,000.00 per month in arrears until such time as the company becomes cash flow positive.. (ii) In consideration for the Director’s performance of any mutually agreed upon additional Services, the Company shall pay such additional and further compensation as the parties may hereinafter specifically agree upon in connection with the rendering of such Services.

(b) Bonuses.  Director is eligible for bonuses which may be awarded by Company, with the approval of the Compensation Committee of the Board of Directors, in its sole discretion.

(c) Expenses. Director shall be entitled to prompt reimbursement for all reasonable and customary travel and business expenses that Director incurs in connection with Director’s engagement, but Director must incur and account for those expenses in accordance with the written policies and procedures as established by the Company.

(d) Indemnification.  Company will indemnify and defend and hold harmless Director against any liability, costs, or expenses (including legal fees and costs of independent legal counsel) incurred in the performance of the Services to the fullest extent authorized in Company’s Certificate of Incorporation, as amended, Bylaws, as amended, and applicable law, except to the extent arising out of or based upon the gross negligence or willful misconduct of Director.  In the event that Company purchases Director’s and Officer’s liability insurance (D&O Policy), Director shall be entitled to the protection of any insurance policies, fees  and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

(e) Records.  Director shall have reasonable access to the books and records of the Company (including reasonable access to the Company’s independent auditors), as necessary to enable Director to fulfill his obligations as Director and comply with the requirements of governmental bodies having or asserting jurisdiction over the Company and its business.

4. Termination.  In the event that Director resigns from the Board of Directors during the term of this Agreement, dies, becomes permanently disabled or is removed as a director for Cause (as defined below), this Agreement will terminate, and except as provided herein, the Company shall pay to Director all compensation and benefits to which Director is entitled up through the date of termination, and thereafter, all of the Company's obligations under this Agreement shall cease, except as provided in Sections 3(b), 3(c) and 5.  All vested stock options held by the Director or, if applicable, by the transferee of Director, the legal representative of the estate of the Director or by the legatee of the Director under the will of

Director, may be exercised until the expiration of the option period of such options. “Cause” shall include, but not be limited to Director’s: (a) gross negligence and/or willful misconduct with respect to Company and its successors; (b) commission of a felony; (c) acts or omission which constitute theft, fraud or dishonesty; (d) having been repeatedly or habitually intoxicated or under the influence of drugs while on the premises of the Company or while performing any of his duties or obligations; or (e) failure reasonably to provide the Services.

5. Termination Obligations.

(a) Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director incidental to his Services belong to Company and shall be promptly returned at the request of Company.

(b) Upon termination of this Agreement, Director shall be deemed to have resigned from all offices then held with Company by virtue of his position as Director, except that Director shall continue to serve as a director if elected as a director by the shareholders of Company as provided in Company's Certificate of Incorporation, as amended, Company's Bylaws, as amended, and applicable law. Director agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company's expense) in the defense of any action brought by any third party against Company that relates to the Services.

(c) The Company and Director agree that their obligations under this Section, as well as Sections 3(b), 3(c), 5 and 7(b) shall survive the termination of this Agreement.

6. Nondisclosure Obligations. Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Director as a result of performing the Services. "Proprietary Information" means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director's general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Director without restriction by a third party who rightfully possesses the information and did not learn of it from Company.

7. General Provisions.

(a) Notices.  Any notices or other communications required or permitted to be given under this Agreement must be in writing and addressed to Company or Director at the addresses below, or at such other address as either Party may from time to time designate in writing.  Any notice or communication that is addressed as provided in this Section will be deemed given (a) upon delivery, if delivered personally or via certified mail, postage prepaid, return receipt requested; or (b) on the first business day of the receiving Party after the transmission if by facsimile or after the timely delivery to the courier, if delivered by overnight courier.  Other methods of delivery will be acceptable only upon proof of receipt by the Party to whom notice is delivered.

To Company:
Eos Petro, Inc.
1999 Century Park East, Suite 2520
Los Angeles, CA 90067
Attention: Nikolas Konstant

To Director:
Sudhir Vasudeva
A-1/53, Safdarjung Enclave
New Delhi, India 110029

(b) Dispute Resolution.

(i) Arbitration. The Parties agree that any dispute, claim or controversy concerning the Director’s engagement or the termination of that engagement hereunder or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Los Angeles, California.  The parties may use the AAA or any other alternate dispute resolution entity agreed upon for this purpose.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  To the extent permitted by law, the parties will share equally in the costs of arbitration.  Each party shall bear its or his own attorneys’ fees and costs incurred in connection with the arbitration, except that the prevailing party shall be entitled to recover all costs and expenses incurred, including reasonable attorney’s fees, related costs, and any advanced arbitration expenses.

(ii) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Director (and his attorneys, successors, and assigns) and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to the Services or the termination of those Services shall be brought in either the United States District Court for the Central District of California or in a California state court in the County of Los Angeles and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the jurisdiction and venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(iii) Attorneys’ Fees.  Except to the extent otherwise provided in Section 8, if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

(c) Entire Agreement; Modification and Waiver.  This Agreement supersedes any and all other agreements, wither oral or in writing, between the Parties with respect to the subject of this Agreement and contains all covenants and agreements between the Parties relating to such engagement in any manner whatsoever.   Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any Party, or anyone acting on behalf of any Party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.  Any modification of this Agreement will be effective only if it is in writing signed by the Party to be charged.  No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the Party making the waiver.

(d) Assignment.  This Agreement may not be assigned in whole or in part by Director without the prior written consent of Company.  Company may assign its rights under this Agreement without the consent of Director in the event Company shall hereafter effect a reorganization, consolidation, merger or sale of the Company, or transfer all or substantially all of Company’s properties or assets.  Subject to the foregoing limitation, this Agreement will be binding on, and will inure to the benefit of, the Parties and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

(e) Severability.  All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(f) Taxes.  Company shall withhold taxes from payments makes pursuant to this Agreement as it determines to be required by applicable law.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(h) Headings and Captions.  Headings and captions are included for purposes of convenience only and are not a part of the Agreement.

(i) Representation by Counsel; Interpretation.  Company and Director acknowledge that each Party to this Agreement has had the opportunity to be represented by counsel in connection with this Agreement and the matters contemplated by this Agreement.

Director further acknowledges Director has read and understands the Agreement, that Director is fully aware of its legal effect, and that Director has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement. Accordingly, any rule of law or decision which would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  In addition, the term “including” and its variations are always used in the non-restrictive sense (as if followed by a phrase such as “but not limited to”).  The provisions of this Agreement will be interpreted in a reasonable manner to affect the intent of the Parties.

(j) Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Director. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Director's duties or compensation will not affect the validity or scope of the remainder of this Agreement.

(k) Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.  This Agreement may be executed and delivered by facsimile and/or PDF signature which will be valid and binding.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY: EOS PETRO, INC.
By:	/s/ Nikolas Konstant
Name:	Nikolas Konstant
Title:`	Chairman
DIRECTOR: /s/ Sudhir Vasudeva Sudhir Vasudeva, an individual residing in India

EXHIBIT A

EOS PETRO INC.

STOCK OPTION AGREEMENT
(Nonqualified Stock Option Grant)

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) is made as of February 19, 2015 (the “Effective Date”), by and between EOS PETRO INC., a Nevada corporation (the “Company”), and Sudhir Vasudeva (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company desires to provide the Holder with an option to purchase 25,000 shares of common stock, par value $0.0001, of the Company (“Stock”);

WHEREAS, the Company has entered into this Option Agreement with Holder in connection with the Company’s appointment of the Holder as a member of the Company’s Board of Directors; and

WHEREAS, the Holder desires to accept such option.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Company and the Holder (the “Parties”) hereby agree to the following terms and conditions:

1.           Grant of Option.  The Company does hereby grant to the Holder, and the Holder does hereby accept, the right and option (the “Option”) to purchase, at the discretion of the Holder in accordance with the terms, and subject to the conditions provided for herein, 25,000 Shares (the “Shares”) of Stock at the exercise price of $2.50 per Share.

2.           Intentionally Omitted.

3.           Term of the Option; Vesting.  The Option is exercisable, in whole or in part, once vested, in accordance with the schedule set forth under this Section 3.  The Option will vest, subject to the other terms and conditions of this Option Agreement, including the disposition upon termination provisions hereunder, as follows:

Date or Event	No. of Shares Vesting
Effective Date	25,000

Stock for which an Option has become exercisable shall be referred to herein as “Vested Stock,” and Stock for which the Option has not become exercisable shall be referred to herein as “Unvested Stock.”  The Options shall terminate on May 1, 2016; provided, however, all such Options must be exercised, if at all, on or before December 31, 2025, and shall not thereafter be exercisable, notwithstanding anything herein to the contrary.

4.           Exercise.  Subject to the other terms and conditions hereof, the Option shall be exercisable at any time when all or a portion of the Option is vested under this Option Agreement upon written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means. The notice will:  (a) state the number of shares of Stock to which the Option is being exercised; and (b) if the Option is being exercised by anyone other than the Holder, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under this Option Agreement and all applicable laws and regulations.

As a condition to the exercise of the Option and the obligation of the Company to issue Stock upon the exercise thereof, the proposed recipient of the Stock shall make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company or its counsel.

Upon exercise of the Option and the satisfaction of all conditions thereto, the Company shall deliver a certificate or certificates for Stock to the specified person or persons at the specified time upon receipt of the aggregate exercise price for such Stock.  The full exercise price for the portion of the Option being exercised shall be paid to the Company (a) in cash; (b) by certified check (denominated in U.S. Dollars); (c) subject to the Board’ discretion and approval, by delivery of other shares of Stock then owned by the Holder for more than six months on the date of surrender (unless this condition is waived by the Board), having a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Stock as to which said Option shall be exercised; (d) cancellation of indebtedness of the Company owed to the Holder; (e) by any other means which the Company determines are consistent with the purposes of this Option Agreement and with applicable laws and regulations; or (f) any combination of the foregoing methods of payment.

No fractional shares of Stock shall be issued or delivered pursuant to this Option Agreement.  The Board shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

5.           Termination of Employment/Retirement/Death/Disability.  Upon termination of the Holder's position as a director of the Company, the Holder’s Disability, death, or resignation from the Board, any portion of this Option which has vested shall  be the Option shall be exercisable as follows: all vested Options may thereafter be exercised by Holder during the term of the Option or by any transferee of Holder, if applicable, or by the legal representative of the estate or by the legatee of Holder under the will of Holder for a period of one year following Holder’s death.  Notwithstanding the foregoing, in no event will any Option be exercisable after the expiration of the option period of this Option set forth in Section 3 above.  The balance of the Option, if any, shall be forfeited.

6.           Corporate Transaction.  Upon the occurrence of a Corporate Transaction, the Option shall be exercisable as follows:

(a)           Corporate Transaction in which Options are not Assumed.  Upon the occurrence of a Corporate Transaction in which outstanding Options are not being assumed or continued:

(i)           Either of the following two actions shall be taken:

(1)           fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(2)           the Board may elect, in its sole discretion, to cancel any outstanding Options, and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares of Stock pursuant to such transaction exceeds (B) the exercise price applicable to the Shares.

(ii)           With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, all outstanding but unexercised Options shall terminate.  The Board shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

(b)           Corporate Transaction in which Options are Assumed.  The Options theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options theretofore granted, or for the substitution for such Options for new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices in accordance with the provisions of Sections 5(b) and 10(c) and Treasury Regulation Section, 1.409A-1(b)(5)(v)(D).

7.           Non-Transferability of Options.

(a)           No Option shall be transferable by Holder other than by will or by the laws of descent and distribution, except that the Holder may transfer the Option, (i) pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended); or (ii) during the Holder’s lifetime to one or more members of the Holder’s family, to one or more trusts for the benefit of one or more of the Holder’s family, or to a partnership or partnerships (or limited liability company or limited liability companies) of members of the Holder’s family, or to a charitable organization as defined in Code Section 501(c)(3), provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option.  The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(b)           Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in automatic termination of the Option.

(c)           As a condition to the transfer of any shares of Stock issued upon exercise of an Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.  Further, the Company shall be authorized to refrain from delivering or transferring shares of Stock issued under this Option Agreement until the Board determines that such delivery or transfer will not violate applicable securities laws and the Holder has tendered to the Company any federal, state or local tax owed by the Holder as a result of exercising the Option, or disposing of any Stock, when the Company has a legal liability to satisfy such tax.  The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulations.  The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Stock under applicable securities laws or to perfect any exemption from such registration or qualification.  Furthermore, the Company will have no liability to the Holder for refusing to deliver or transfer shares of Stock if such refusal is based upon the foregoing provisions of this Section 7.

8.           Taxes.

(a)           Payment of Taxes by Holder.  The Holder hereby agrees to pay to the Company, in accordance with the terms of this Option Agreement, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to an exercise of the Option.  The Holder may satisfy such tax obligation, in whole or in part, by paying to the Company (i) cash; (ii) a certified check (denominated in U.S. Dollars); (iii) subject to the Board’ discretion and approval, electing to have the Company withhold a portion of the Stock otherwise to be delivered upon exercise of (or the lapse of restrictions relating to the Option with a Fair Market Value equal to the amount of such taxes; (iv) delivering to the

Company shares of Stock (other than Stock issuable upon exercise of or the lapse of restrictions relating to the Option) with a Fair Market Value equal to the amount of such taxes; (iv) deduction from any payment of any kind otherwise due to the Holder from the Company; or (e) a combination of the foregoing methods.  The Company’s obligation to deliver shares of Stock upon the exercise of this Option is conditioned upon the Holder’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b)           Withholding.  The Board shall so require, as a condition of exercise, each Holder to agree that:  (1) no later than the date of exercise of any Option granted hereunder, the Holder will pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and (2) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Holder.  For withholding tax purposes, the Shares of Stock shall be valued on the date the withholding obligations are incurred.  The Company shall not be obligated to advise the Holder of the existence of any such tax or the amount that the Company will be so required to withhold.

(c)           Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by action of the Board in writing prior to the making of such election.  In any case in which Holder is permitted to make such an election in connection with this Option Agreement, the Holder shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(d)           Contest of Tax Rulings.  The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to this Option Agreement and which the Board believes to be important to holders of Options issued under this Option Agreement and to conduct any such contest or any litigation arising therefrom to a final decision.

9.           Intent.  The Option is intended to be treated as a Nonqualified Stock Option (and not an “Incentive Stock Option” within the meaning of Code Section 422) and to be exempt from the requirements of Code Section 409A as they apply to arrangements providing for a deferral of compensation.  It is acknowledged that the United States Treasury Department may amend or modify from time to time its regulations governing Code Section 409A.  Accordingly, it is understood and agreed by the Holder that the Company may amend or modify this Option Agreement in any respect deemed by the Company to be necessary or desirable to either (i) continue to exempt the Options from the requirements of Code Section 409A; or (ii) comply with the requirements of Code Section 409A so that the taxes and penalties under Code Section 409A (a)(1) will not be imposed.  Any terms or conditions of this Option Agreement inconsistent with the requirements of Code Section 409A and its implementing regulations shall be automatically modified and limited (even retroactively) to the extent necessary to conform this Option Agreement with Code Section 409A.  Notwithstanding anything to the contrary herein, the Company shall not be liable for any unintended adverse tax consequences which may be imposed on the Holder due to receipt, exercise or settlement of any Option granted hereunder, including the taxes and penalties of Code Section 409A.

10.           Rights of the Holder.  By signing this Option Agreement, the Holder acknowledges that the grant of this Option shall in and of itself not confer any right on the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of any employment agreement between the Company and the Holder.  The Holder shall have no dividend, voting or other rights of a stockholder with respect to the Stock that is subject to the Option prior to the purchase of such Stock upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

11.           Action by the Board.  The Parties agree that the interpretation of this Option Agreement shall rest exclusively and completely within the sole discretion of the Board.  The Parties agree to be bound by the decisions of the Board with regard to the interpretation of this Option Agreement and with regard to any and all matters set forth in this Option Agreement.  The Board may delegate its functions under this Option Agreement to an officer of the Company designated by the Board (hereinafter the “designee”).  In fulfilling its responsibilities hereunder, the Board or its designee may rely upon documents, written statements of the Parties or such other material as the Board or its designee deems appropriate.  The Parties agree that there is no right to be heard or to appear before the Board or its designee and that any decision of the Board or its designee relating to this Option Agreement shall be final and binding unless such decision is arbitrary and capricious.

12.           Set Off.  By signing this Option Agreement, the Holder consents to a deduction from, and set-off against, any amounts owed to the Holder by the Company from time to time (including, but not limited to, amounts owed to the Holder as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company by the Holder under this Option Agreement.  Notwithstanding the foregoing, if any Option becomes subject to the terms and conditions of Code Section 409A as provided for a deferral of compensation, then this Section shall not apply to such Options.

13.           Governing Law.  This Option Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.  The Parties agree and acknowledge that the laws of the State of Nevada bear a substantial relationship to the Parties and/or this Option Agreement and that the Option and benefits granted herein would not be granted without the governance of the agreement by the laws of the State of Nevada.

14.           Prompt Acceptance of Agreement.  The Option evidenced by this Option Agreement shall at the discretion of the Board, be forfeited if this Option Agreement is not executed by Holder and returned to the Company within 90 days of the Date of Grant, as set forth below.

15.           Effect of Certain Changes.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, the Board shall make appropriate or proportionate substitution or adjustment in: (a) the aggregate number of Stock reserved for issuance under this Option Agreement, (b) the number and kind of shares of Stock or other securities subject to any then outstanding Option granted under this Option Agreement; and (c) the price of the shares of Stock subject to outstanding Stock Options granted under this Option Agreement, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. Notwithstanding the foregoing, any substitution or adjustment by the Board shall comply with Treasury Regulations Sections 1.409A-1(b)(5)(v)(D) and 1.424-1(a) (except 1.424-1(a)(2)) which will be deemed to be satisfied if the ratio of the exercise price to the Fair Market Value of the shares subject to the Options immediately after the substitution or adjustment is not greater than the ratio of the exercise price to the Fair Market Value of the shares subject to the Stock right immediately before the substitution or adjustment.  The Board’s substitution or adjustment shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under this Option Agreement as a result of any such substitution or adjustment; but the Board may, in its sole discretion, authorize a cash payment to be made to the Holder in lieu of fractional shares.

16.           Termination of Right of Action.  Every right of action arising out of or in connection with this Option Agreement by or on behalf of the Company or of any Subsidiary, or by any stockholder of the Company or of any Subsidiary against any past, present or future member of the Board, or against any employer, or by an employee (past, present or future) against the Company or any Subsidiary will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred as of the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

17.           Severability; Entire Agreement.  If any of the provisions of this Option Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  This Option Agreement contains the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.  No rule of strict construction shall be applied against the Company, the Board, or any other person in the interpretation of any terms of this Option Agreement.

18.           Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Stock or payment of other benefits under this Option Agreement until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require the Holder to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with the occurrence of a Corporate Transaction, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under this Option Agreement or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on Holder than existed on the 90th day preceding the Corporate Transaction.  If the Holder is subject to the reporting requirements of Section 16(a) of the Exchange Act, the grant of this Option shall not be effective until such person complies with the reporting requirement of Section 16(a).

19.           Certain Definitions.  The following terms have the respective meanings, in addition to the capitalized terms otherwise defined throughout this Option Agreement:

“Board” means the Company’s board of directors or the committee created and appointed by the Board to administer this Option Agreement, or if no committee is created or appointed, the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor thereto, and including any regulations promulgated thereunder.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any of the following: (i) any person or group of persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) together with his/her/their affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

“Date of Grant” means  the date on which the Board has completed all corporate action necessary to give the Holder a legally binding right to the Option, including the setting of the number of shares of Stock subject to the Option and the exercise price.

“Disability” means a permanent and total disability resulting from a physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Board based on medical evaluation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and shall include any successor thereto.

“Fair Market Value” means, as of any date, the fair market value of a share of the Company’s Stock, as determined in good faith and under procedures established by the Board, based on the closing price of the Company’s Stock on the principal exchange or market on which the Company’s Stock trades on the Date of Grant.

“Securities Act” means the Securities Act of 1933, as amended, and shall include any successor thereto.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year first above written.

Date of Grant: February 19, 2015	EOS PETRO INC. By: /s/ Nikolas Konstant Name: Nikolas Konstant Its: Chairman

ACCEPTANCE OF AGREEMENT

The Holder hereby: (a) acknowledges receiving a copy of this Option Agreement, and represents that he or she is familiar with all provisions of this Option Agreement; and (b) accepts this Option Agreement and the Option granted to him or her under this Option Agreement subject to all provisions of this Option Agreement.  The Holder further acknowledges receiving a copy of the Company’s most recent annual report to stockholders and communications routinely distributed to the Company’s stockholders.

Sudhir Vasudeva Name of Holder By:______________________ Its: ______________________ /s/ Sudhir Vasudeva Signature XXXXXXXX Social Security or Tax Identification Number 02/19/2015 Date

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise ____________________ of the Options represented by this Option Agreement and to purchase the Stock issuable upon the exercise of the Options, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
_____________________________________________________________
(Name)

_____________________________________________________________
(Address, Including Zip Code)

_____________________________________________________________
(Social Security or Tax Identification Number)

DELIVER TO:
_____________________________________________________________

(Name)

at           _______________________________________________________
(Address, Including Zip Code)

If the number of Options hereby exercised is less than all the Options represented by this Option Agreement, the undersigned requests that a new Option Agreement representing the number of full Options not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

In full payment of the purchase price with respect to the Options exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______________ by check, bank cashier’s check or money order payable in United States currency to the order of the Company, in the manner set forth in the written statement attached hereto.

Dated:  _______________________

__________________________________________
Name of Holder
By: ______________________________________
Its: ______________________________________

____________________________________
Signature

(Signature must conform in all respects to name of holder as specified in the Option Agreement)

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF HOLDER

___________________________________